Exhibit (h)(14)(iv)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO NON-CUSTODIAL SECURITIES LENDING AGREEMENT

This Amendment is made on March 1, 2025, to the Non-Custodial Securities Lending Agreement dated September 8, 2016 (as amended from time to time, the “Agreement”) between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and Brighthouse Investment Advisers, LLC on behalf of each series of Brighthouse Funds Trust I and Brighthouse Funds Trust II (formerly known as Met Investors Series Trust and Metropolitan Series Fund, respectively) identified on Annex A to the Agreement (each a “Lender”).

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Section 5.1(a) of the Agreement shall be amended by replacing the reference to “US$45 million” to “US$35 million”.

2.	Section 5.1(h) of the Agreement shall be deleted in its entirety and replaced with the following:

Each of Lender and J.P Morgan shall be responsible for paying [__]% of the aggregate fees, costs and expenses set forth on Annex B to this Agreement. J.P. Morgan shall be entitled to deduct such amounts for which Lender is responsible for paying prior to crediting Lender’s share of earnings and Loan Fees on a monthly basis, or as may otherwise agreed by the parties.

3.	Annex A to the Agreement shall be deleted and replaced with Annex A attached hereto.

4.	Annex B to the Agreement shall be deleted and replaced with Annex B attached hereto.

5.

Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized words in this Amendment bear the same meaning (except as otherwise amended herein) as in the Agreement.

6.

From and including the date hereof, this Amendment supplements and forms part of the Agreement and accordingly this Amendment and the Agreement shall be treated as one single agreement between the parties and shall continue in full force and effect until terminated as provided therein.

7.	This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

8.	This Amendment shall be governed by and construed under the laws of the United States and the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

[SIGNATURE PAGE FOLLOWS]

In Witness whereof, the parties have executed this Amendment as of the date first written above.

Brighthouse Investment Advisers, LLC, on behalf of Brighthouse Funds Trust I and Brighthouse Funds Trust II, in respect of each of their series listed on Annex A of the Agreement		JPMORGAN CHASE BANK, N.A.

By:	/s/ Alan R. Otis	By:	/s/ Amy Dunn

Name:	Alan R. Otis	Name:	Amy Dunn

Title:	Treasurer	Title:	Executive Director

Date:	March 3, 2025	Date:	March 3, 2025

ANNEX A

BRIGHTHOUSE FUNDS TRUST I	BRIGHTHOUSE FUNDS TRUST II

AB Global Dynamic Allocation Portfolio

AB International Bond Portfolio

Allspring Mid Cap Value Portfolio

BlackRock Global Tactical Strategies Portfolio

BlackRock High Yield Portfolio

Brighthouse Small Cap Value Portfolio

Brighthouse/Artisan International Portfolio

Brighthouse/Franklin Low Duration Total Return Portfolio

Brighthouse/Templeton International Bond Portfolio

Brighthouse/Wellington Large Cap Research Portfolio

CBRE Global Real Estate Portfolio

Harris Oakmark International Portfolio

Invesco Comstock Portfolio

Invesco Global Equity Portfolio

Invesco Small Cap Growth Portfolio

JPMorgan Core Bond Portfolio

JPMorgan Global Active Allocation Portfolio

JPMorgan Small Cap Value Portfolio

Loomis Sayles Global Allocation Portfolio

Loomis Sayles Growth Portfolio

MFS Research International Portfolio

Morgan Stanley Discovery Portfolio

Schroders Global Multi-Asset Portfolio

SSGA Emerging Markets Enhanced Index Portfolio

SSGA Emerging Markets Enhanced Index Portfolio II

SSGA Growth and Income ETF Portfolio

SSGA Growth ETF Portfolio

T. Rowe Price Large Cap Value Portfolio

T. Rowe Price Mid Cap Growth Portfolio

TCW Core Fixed Income Portfolio

Victory Sycamore Mid Cap Value Portfolio

Western Asset Management Government Income Portfolio

Baillie Gifford International Stock Portfolio

BlackRock Bond Income Portfolio

BlackRock Capital Appreciation Portfolio

Brighthouse/Artisan Mid Cap Value Portfolio

Brighthouse/Dimensional International Small Company Portfolio

Brighthouse/Wellington Balanced Portfolio

Brighthouse/Wellington Core Equity Opportunities Portfolio

Frontier Mid Cap Growth Portfolio

Jennison Growth Portfolio

Loomis Sayles Small Cap Core Portfolio

Loomis Sayles Small Cap Growth Portfolio

MetLife Aggregate Bond Index Portfolio

MetLife Mid Cap Stock Index Portfolio

MetLife MSCI EAFE Index Portfolio

MetLife Russell 2000 Index Portfolio

Metlife Stock Index Portfolio

MFS Total Return Portfolio

MFS Value Portfolio

T.Rowe Price Large Cap Growth Portfolio

T.Rowe Price Small Cap Growth Portfolio

Van Eck Global Natural Resources Portfolio

Western Asset Management Strategic Bond Opportunities Portfolio

Western Asset Management U.S. Government Portfolio

ANNEX B

Fees payable by J.P. Morgan and Lender under this Agreement

Transaction Processing and Activity Based Fees

U.S. Transaction Processing Fees[26] (per transaction)
• Wire Transfers (Fed Wires & Interbank Transfers)	$	[__	]
• DTC or Fed Book Entry	$	[__	]

•  Processing of Foreign Exchange Transactions with Dealers other than State Street (Including Indirect Foreign Exchange Transactions Executed with a Sub-custodian) – Automated/Electronic Trade Instruction

	$	[__	]

•  Processing of Foreign Exchange Transactions with Dealers other than State Street (Including Indirect Foreign Exchange Transactions Executed with a Sub-custodian) – Manual Trade Instruction (Fax, etc.)

	$	[__	]
• Securities Payment Order (SPO) Transaction Processing	$	[__	]
• Reallocations	$	[__	]
Non-U.S. Transaction Processing Fees (per transaction)
• Reallocations	$	[__	]
• All Other Trades		See below

Market	Non-U.S. Transaction Processing Fees			Market	Non-U.S. Transaction Processing Fees
Australia	$	[__	]	Sweden	$	[__	]
Austria	$	[__	]	Switzerland	$	[__	]
Belgium	$	[__	]	Taiwan	$	[__	]
Canada	$	[__	]	Thailand	$	[__	]
Czech Republic	$	[__	]	Turkey	$	[__	]
Denmark	$	[__	]	United Kingdom	$	[__	]
Euroclear	$	[__	]
Finland	$	[__	]
France	$	[__	]
Germany	$	[__	]
Greece	$	[__	]
Hong Kong	$	[__	]
Hungary	$	[__	]
Israel	$	[__	]
Italy	$	[__	]
Japan	$	[__	]
Malaysia	$	[__	]
Mexico	$	[__	]
Netherlands	$	[__	]
New Zealand	$	[__	]
Norway	$	[__	]
Poland	$	[__	]
Portugal	$	[__	]
Russia	$	[__	]
Singapore	$	[__	]
South Africa	$	[__	]
South Korea	$	[__	]
Spain	$	[__	]

5